MSB Financial Corp.

1902 Long Hill Road

Millington, New Jersey 07946

MSB Financial Corp. Holds Annual Meeting

Millington, New Jersey – November 14, 2008 - MSB Financial Corp. (NASDAQ: “MDBF”), the holding company of Millington Savings Bank, announced that its 2008 Annual Meeting of Stockholders was held on Monday, November 10, 2008. At the meeting, Thomas G. McCain and Ferdinand J. Rossi were re-elected as directors. Stockholders also ratified the appointment of Beard Miller Company LLP as the Company’s independent auditor for the fiscal year ending June 30, 2009.

The Company also announced that its Board of Directors has determined that the Company would not be applying for participation in the U.S. Treasury Department’s recently announced Troubled Assets Relief Program (“TARP”) Capital Purchase Program (“CPP Program”) as authorized by the recently enacted Emergency Economic Stabilization Act of 2008. The CPP Program is designed to provide the means for the Treasury Department to provide equity capital under standardized terms to eligible financial institutions and their holding companies. After considering the merits of the CPP Program and the financial condition of the Company and its subsidiary Millington Savings Bank, the Company’s Board of Directors decided that the Company will not apply to participate in the CPP Program. The Company is well capitalized and has not suffered losses due to non-performing loans and investments in loan-related securities, including mortgage-backed securities tied to sub-prime mortgage loans.

The forgoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to as number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.

Contact:

Michael Shriner

EVP/COO

MSB Financial Corp.

908-647-4000